FIRST AMENDMENT TO CREDIT AGREEMENT
This First Amendment to Credit Agreement, dated as of the February 11, 2013 (this “First Amendment”), is entered into among SOUTH JERSEY INDUSTRIES, INC., a New Jersey corporation (the “Borrower”), the several lenders from time to time party hereto (the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, as administrative agent for the Lenders (the “Administrative Agent”).
RECITALS
A.    The Borrower, the several lenders from time to time party thereto, and the Administrative Agent are parties to that certain Four-Year Revolving Credit Agreement dated as of April 29, 2011 (the “Existing Credit Agreement,” and as amended by this First Amendment and as may be further amended, restated, supplemented or otherwise modified from time to time hereafter, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement as they may be amended pursuant to this First Amendment.
B.    The Borrower and the Lenders have agreed to make certain amendments to the Credit Agreement on the terms and conditions set forth herein.
STATEMENT OF AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained herein, the parties agree as follows:
ARTICLE I.
AMENDMENTS TO CREDIT AGREEMENT
Section 1.01    Amendments to Section 1.01.
(a)    The following additional defined terms are hereby added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:
(i)    “First Amendment” means the First Amendment to Credit Agreement, dated as of February 11, 2013, among the Borrower, the Lenders party thereto, and the Administrative Agent.
(ii)    “First Amendment Effective Date” has the meaning given to such term in Article II to the First Amendment.
(iii)    “First Amendment Fee Letter” means that certain fee letter dated as of January 22, 2013 by and among the Borrower, Wells Fargo Securities, LLC and the Administrative Agent.

(b)    The following defined terms are hereby amended and restated in their entirety as follows:
(i)    “Applicable Margin” means, for the applicable interest rate on Loans made to the Borrower, Facility Fees payable by the Borrower pursuant to Section 2.05(a), and Letter of Credit fees and commissions payable by the Borrower pursuant to Section 3.03(a), the rate per annum as set forth in the “pricing grid” below, determined by reference to the Debt Ratings:

Pricing grid
Tier	Debt Ratings	Facility Fee	Applicable Base Rate Margin	Applicable LIBOR Margin or Applicable Letter of Credit Fee Margin
I	At least A/A2	0.100%	0%	0.900%
II	Less than A/A2; At least A-/A3	0.125%	0%	1.000%
III	Less than A-/A3; at least BBB+/Baa1	0.175%	0.075%	1.075%
IV	Less than BBB+/Baa1; At least BBB/Baa2	0.225%	0.275%	1.275%
V	Less than BBB/Baa2	0.275%	0.475%	1.475%
The Applicable Margin shall be adjusted effective on the next Business Day following any change in the Borrower’s Debt Ratings. The Borrower shall notify the Administrative Agent in writing promptly after becoming aware of any change in its Debt Ratings.
(ii)    “Disclosure Documents” means the Borrower’s Annual Report on Form 10 K for the year ended December 31, 2011, Borrower’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 and any Current Report on Form 8-K delivered to the Lenders at least three (3) Business Days prior to the First Amendment Effective Date.
(iii)    Clause (d) of the definition of “Excluded Taxes” is hereby amended and restated in its entirety as follows: (d) any taxes imposed by Sections 1471 through 1474 of the Code (including any official interpretations thereof, collectively “FATCA”) on any “withholdable payment” payable to such recipient as a result of the failure of such recipient to satisfy the applicable requirements.
(iv)    “Stated Termination Date” means February 9, 2018, or such later date to which the Stated Termination Date may be extended pursuant to Section 2.18.

Section 1.02    Amendment to Section 2.05 of the Credit Agreement.
Section 2.05(b) of the Credit Agreement is hereby amended and restated in its entirety as follows: “Commencing as of the First Amendment Effective Date, the Borrower hereby agrees to pay such other fees as are specified in the First Amendment Fee Letter.”
Section 1.03    Amendment to Section 2.17 of the Credit Agreement.
Section 2.17(e) of the Credit Agreement is hereby amended by (a) deleting the phrase “whichever of the following is applicable” at the end of Section 2.17(e) (immediately before clause (i) of such Section) and replacing it with “any or all of the following which is applicable” and (b) amending and restating clause (i) of Section 2.17(e) in its entirety as follows: “duly completed copies of Internal Revenue Service Forms W-8BEN or W-8BEN-E, claiming eligibility for benefits of an income tax treaty to which the United States is a party and/or allowing for payments to be made without withholding due to the applicability of FATCA,”.
Section 1.04    Amendment to Section 2.18 of the Credit Agreement.
Section 2.18(a) of the Credit Agreement is hereby amended by (a) deleting the reference to “Closing Date” and replacing it with a reference to “First Amendment Effective Date” and (b) deleting the reference to “April 29, 2017” and replacing it with a reference to “February 7, 2020.”
Section 1.05    Amendment to Section 3.03 of the Credit Agreement.
The first sentence of Section 3.03(b) of the Credit Agreement is hereby amended and restated in its entirety as follows: “Commencing as of the First Amendment Effective Date, in addition to the foregoing commission, the Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender, a fronting fee with respect to each Letter of Credit issued on or after the First Amendment Effective Date in the amount and calculated in the manner set forth in the First Amendment Fee Letter (the “Fronting Fee”).”
Section 1.06    Amendment to Section 5.01 of the Credit Agreement.
The references to “December 31, 2010” in clause (f) of Section 5.01 of the Credit Agreement are hereby changed to “December 31, 2011”.
Section 1.07    Amendment to Schedule I of the Credit Agreement.
Schedule I of the Credit Agreement is hereby deleted in its entirety and replaced by “Schedule I” attached hereto as Annex A.
ARTICLE II.
CONDITIONS OF EFFECTIVENESS
The obligation of the Lenders to execute and deliver this First Amendment on the date hereof (the “First Amendment Effective Date”) is subject to the conditions precedent that the

Administrative Agent (and the Lenders, if applicable) shall have received on or before the First Amendment Effective Date, the following, each dated such date, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, with copies for each Lender:
(a)    First Amendment. Receipt by the Administrative Agent of counterparts of this First Amendment, duly executed by the Borrower, the Administrative Agent, the Issuing Lender and each Lender;
(b)    Secretary’s Certificate. Receipt by the Administrative Agent of (i) a certificate of the secretary or assistant secretary of the Borrower, dated the First Amendment Effective Date and certifying (A) that attached thereto is a true and complete copy of the certificate of incorporation and all amendments thereto of the Borrower, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of organization, (B) that attached thereto is a true and complete copy of the bylaws of the Borrower in effect on the First Amendment Effective Date and at all times since a date prior to the date of the resolutions described in clause (C) below, (C) that attached thereto is a true and complete copy of resolutions or consents, as applicable, duly adopted by the board of directors of the Borrower authorizing, as applicable, the execution, delivery and performance of this First Amendment and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (D) that the organizational documents of the Borrower have not been amended since the date of the last amendment thereto shown on the certificate of good standing attached thereto, and (E) as to the incumbency and specimen signature of each officer of the Borrower executing this First Amendment and any other document delivered in connection herewith on its behalf; and (ii) a certificate of another officer as to the incumbency and specimen signature of such secretary or assistant secretary executing the certificate pursuant to (i) above;
(c)    Officer’s Certificate. Receipt by the Administrative Agent of a certificate from the Borrower, executed on its behalf by the chief executive officer, chief financial officer or treasurer of the Borrower, in form reasonably satisfactory to the Administrative Agent, to the effect that, as of the First Amendment Effective Date, all representations and warranties of the Borrower contained in this First Amendment are true and correct in all material respects (except for representations and warranties qualified by materiality, which shall be true and correct); that the Borrower is not in violation or aware of any event that would have a Material Adverse Effect on the business or operation as reflected in the Disclosure Documents; that the Borrower is not in violation of any of the covenants contained in the Credit Agreement and the other Loan Documents in any material respect; that, after giving effect to the transactions contemplated by this First Amendment, no Default or Event of Default has occurred and is continuing; and that the Borrower has satisfied each of the conditions precedent set forth in this Article II;
(d)    Consents. Receipt by the Administrative Agent of a written representation from the Borrower that (i) all governmental, shareholder, member, partner and third party consents and approvals necessary or, in the reasonable opinion of the Administrative Agent, desirable, in connection with the transactions contemplated hereby have been received and are in full force and effect and (ii) no condition or requirement of law exists which could reasonably be likely to restrain, prevent or impose any material adverse condition on the transactions contemplated hereby;
(e)    Good Standing Certificate. Receipt by the Administrative Agent of a certificate of good standing for the Borrower, dated on or immediately prior to the First Amendment Effective Date, from the Secretary of State of the State of New Jersey;
(f)    Fees. Receipt by the Administrative Agent and the Lenders of the fees set forth or referenced in the fee letter dated as of January 22, 2013 among the Borrower, Wells Fargo Securities LLC and the Administrative Agent and any other accrued and unpaid fees, expenses or commissions due hereunder (including, without limitation, legal fees and expenses of counsel to the Administrative Agent), and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges related to the Loan Documents, in each case which are invoiced on or prior to the First Amendment Effective Date;
(g)    Note.    If requested by any Lender, a Note, payable to the order of such Lender, duly completed and executed by the Borrower;
(h)    Opinions. Opinions of Cozen O’Connor, counsel to the Borrower as to such other matters as the Administrative Agent and the Lenders may reasonably request, addressed to the Administrative Agent and the Lenders in such form as is reasonably acceptable to the Administrative Agent; and
(i)    Other. Receipt by the Administrative Agent of all other opinions, certificates and instruments in connection with the transactions contemplated by this First Amendment reasonably satisfactory in form and substance to the Required Lenders.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES
The Borrower hereby represents and warrants to the Administrative Agent, the Issuing Lender and each Lender that (i) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the First Amendment Effective Date, both immediately before and after giving effect to this First Amendment (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date), (ii) this First Amendment has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms and (iii) no Default shall have occurred and be continuing on the First Amendment Effective Date, both immediately before and after giving effect to this First Amendment.

ARTICLE IV.
ACKNOWLEDGEMENT AND CONFIRMATION OF THE BORROWER
The Borrower hereby confirms and agrees that, after giving effect to this First Amendment, the Credit Agreement and the other Loan Documents remain in full force and effect and enforceable against it in accordance with their respective terms and shall not be discharged, diminished, limited or otherwise affected in any respect, and the amendments contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Obligations of the Borrower evidenced by or arising under the Credit Agreement, the other Loan Documents, which shall not in any manner be impaired, limited, terminated, waived or released, but shall continue in full force and effect. The Borrower represents and warrants to the Lenders that it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Loan Documents, or if the Borrower has any such claims, counterclaims, offsets, or defenses to the Loan Documents or any transaction related to the Loan Documents, the same are hereby waived, relinquished, and released in consideration of the execution of this First Amendment. This acknowledgement and confirmation by the Borrower is made and delivered to induce the Administrative Agent and the Lenders to enter into this First Amendment, and the Borrower acknowledges that the Administrative Agent and the Lenders would not enter into this First Amendment in the absence of the acknowledgement and confirmation contained herein.
ARTICLE V.
MISCELLANEOUS
Section 5.01    Governing Law.
This First Amendment shall be governed by, and construed in accordance with, the laws of the state of New York.
Section 5.02    Full Force and Effect.
Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit Agreement, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement after amendment by this First Amendment. Any reference to the Credit Agreement or any of the other Loan Documents herein or in any such documents shall refer to the Credit Agreement and Loan Documents as amended hereby. This First Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. This First Amendment shall constitute a Loan Document under the terms of the Credit Agreement.
Section 5.03    Expenses.
The Borrower shall reimburse the Administrative Agent for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees), paid or incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery, syndication, amendment and modification of this First Amendment and the other Loan Documents delivered in connection herewith.
Section 5.04    Severability of Provisions.
Any provision in this First Amendment that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction.
Section 5.05    Successors and Assigns.
This First Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto. No assignment of any right or obligation arising under this First Amendment may be made except as would be permitted under Section 10.09 of the Credit Agreement and any purported assignment not in conformity with such provision shall be null and void.
Section 5.06    Headings.
Section headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose.
Section 5.07    Counterparts.
This First Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this First Amendment by telecopy or by electronic mail in a .pdf or similar file shall be effective as delivery of a manually executed counterpart of this First Amendment.
[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, as Issuing Lender, as Swingline Lender and as a Lender

By:     _______/s/ Allison Newman___________
Name:    Allison Newman
Title:    Director

SOUTH JERSEY INDUSTRIES, INC.

By:     _______/s/ Stephen H. Clark
Name:    Stephen H. Clark
Title:    Vice President, Finance & Treasurer

BANK OF AMERICA, N.A.
as a Lender

By:         /s/ Kenneth G. Wood
Name:    Kenneth G. Wood
Title:    Senior Vice President

JPMORGAN CHASE BANK, N.A.
as a Lender

By:         /s/ John E. Zur III
Name:    John E. Zur III
Title:    Authorized Officer

PNC BANK, NATIONAL ASSOCIATION
as a Lender

By:         /s/ Denise DiSimone
Name:    Denise DiSimone
Title:    Senior Vice President

CITIZENS BANK OF PENNSYLVANIA
as a Lender

By:         /w/ Jonathan H. Sprogell
Name:    Jonathan H. Sprogell
Title:    Senior Vice President

TD BANK, N.A.
as a Lender

By:         /s/ Steve Levi
Name:    Steve Levi
Title:    Senior Vice President

CAPITAL ONE, NATIONAL ASSOCIATION
as a Lender

By:         /s/ Jeffrey Martorana
Name:    Jeffrey Martorana
Title:    Vice President

THE NORTHERN TRUST COMPANY
as a Lender

By:         /s/ Andrew D. Holtz
Name:    Andrew D. Holtz
Title:    Vice President

ANNEX A

SCHEDULE I
LENDERS AND APPLICABLE LENDING OFFICES,
COMMITMENTS AND
INITIAL COMMITMENT PERCENTAGES

Lender and Applicable Lending Office	Commitment	Initial Commitment Percentage
Wells Fargo Bank, National Association 1525 W WT Harris Boulevard Charlotte, NC 28262 Mail Code: D1109-019 Attn: Syndication Agency Services Telephone: (704) 590-2706 Facsimile: (704) 590-2790 With a copy of notices to: 301 S. College St., TW15 Charlotte, NC 28288 MAC: D1053-150 Attn: Allison Newman Telephone: (704) 383-5260 Facsimile: (704) 383-6647	$66,250,000	16.5625%
Bank of America, N.A 1600 JFK Blvd., Suite 1100 Philadelphia, PA 19103 Attn: Kenneth G. Wood Telephone: (267) 675-0209 Facsimile: (212) 598-8941 With a copy of notices to: 1600 JFK Blvd., Suite 1100 Philadelphia, PA 19103 Attn: Sandra Guerrieri Telephone: (267) 675-0192 Facsimile: (212) 909-8546	$66,250,000	16.5625%

JPMorgan Chase Bank, N.A. 10 S. Dearborn Street, Floor 9 Chicago, IL 60603 Attn: John Zur Telephone: (312) 732-1754 Facsimile: (312) 732-1762 With a copy of notices to: 10 S. Dearborn Street, Floor 9 Chicago, IL 60603 Attn: Nancy Barwig Telephone: (312) 732-1838 Facsimile: (312) 732-1762	$66,250,000	16.5625%
PNC Bank, National Association 1600 Market Street Philadelphia, PA 19103 Attn: Denise D. Killen Telephone: (215) 585-5348 Facsimile: (215) 585-6987 With a copy of notices to: 1600 Market Street Philadelphia, PA 19103 Attn: Katie Mikula Telephone: (412) 762-2457	$66,250,000	16.5625%
Citizens Bank of Pennsylvania 3025 Chemical Rd., Suite 300 Plymouth Meeting, PA 19462 Attn: Jon H. Sprogell Telephone: (610) 941-8403 Facsimile: (610) 941-4136 With a copy of notices to: 525 William Penn Place Pittsburgh, PA 15219 Attn: Carl S. Tabacjar Telephone: (412) 867-2432	$55,000,000	13.75%

TD Bank, N.A. 31 West 52nd Street New York, NY 10019 Attn: Vijay Prasad Telephone: (212) 827-7795 Facsimile: (212) 827-7232 With a copy of notices to: 2005 Market Street, 2nd Floor Philadelphia, PA 19103 Attn: Gary Martz Telephone: (215) 282-2799 Facsimile: (215) 282-2476	$45,000,000	11.25%
Capital One, N.A. 499 Thornall Street, 11th Floor Edison, NJ 08837 Attn: Jeffrey Martorana Telephone: (732) 767-4111 Facsimile: (732) 635-0996 With a copy of notices to: 499 Thornall Street, 11th Floor Edison, NJ 08837 Attn: Priti Capoor-Savage Telephone: (732) 321-4642 Facsimile: (732) 635-0996	$20,000,000	5%
The Northern Trust Company 50 South LaSalle Street Chicago, IL 60603 Attn: Andrew Holtz Telephone: (312) 444-4243 Facsimile: (312) 557-1425 With a copy of notices to: 50 South LaSalle Street Chicago, IL 60603 Attn: Peter Hallan Telephone: (312) 444-2434 Facsimile: (312) 557-1425	$15,000,000	3.75%
Total	$400,000,000	100%